Exhibit 99.1

Contact:
Cal Reed, Chairman & CEO	Jack Menache
Investor Relations
Tel: (510) 449-0100

Peak International Reports Second Quarter Results

Peak Cuts Expenses and Improves Operations

NEWARK, California, October 31, 2005. Peak International Limited (NASDAQ: PEAK) today reported results for its second fiscal quarter ended September 30, 2005.

For the second quarter of fiscal 2006, Peak had net sales of $16.6 million, down 1.2% compared to $16.8 million for the same quarter of fiscal 2005. Net sales for the six months ended September 30, 2005 were $32.0 million, down 7.5% compared to $34.6 million recorded for the same period of fiscal 2005.

The net loss for the second quarter of fiscal 2006 was $1.2 million, or $0.09 per share on a diluted basis, compared to a net loss of $1.5 million or $0.12 per share on a diluted basis for the same quarter last year. The net loss for the six months ended September 30, 2005 was $3.8 million, or $0.30 per share on a diluted basis, compared to a net loss of $1.2 million or $0.09 per share on a diluted basis for the same period of fiscal 2005.

The net loss for the quarter was reduced by approximately 22% compared with the same quarter last year. There was an accrual in the second quarter of fiscal 2006 of approximately $0.3 million for income taxes for certain workers and other taxes at Peak’s factory in the Peoples of Republic China that is operated pursuant to a processing agreement with an unaffiliated party. Peak also paid severance to a group of terminated workers at the factory of approximately $0.3 million during the quarter. During the second quarter of fiscal 2006, the factory successfully recycled approximately $0.5 million of materials, the cost of which had been recognized in a prior period.

Result for the six months ended September 30, 2005 included approximately $2 million in expenses related to income taxes for workers at Peak’s factory.

Cal Reed, Peak’s Chairman and CEO, said, “We made improvements during the quarter that we currently anticipate will lead to improved results in the future. We consolidated sales and distribution facilities in Malaysia and Singapore that will reduce sales and marketing expenses in the future. We have developed processes that will enable us to utilize materials that were previously considered unusable. These processes will also enable Peak to procure lower cost raw materials. In addition, we have seen a substantial improvement in tray yields due to recent improvements in our tray manufacturing processes.”

About Peak International Limited

Peak International Limited is a leading supplier of precision-engineered transport products for storage, transportation and automated handling of semiconductor devices and other electronic components. Peak employs approximately 2,100 people worldwide, directly and in its factory in Shenzhen, the PRC, that is operated pursuant to a processing agreement with an unaffiliated party. Peak operates warehouses throughout the world and offers JIT services to leading semiconductor manufacturers and assemblers. Peak is a leading recycler of used plastic matrix trays.

Earnings Call

Peak will host a conference call discussing the Company’s second quarter results on November 1, 2005 at 10:00 a.m. Eastern Time. The call will be webcast and can be accessed by clicking on the link on the investor page on Peak’s website at www.peakf.com. A replay of the call will also be available.

Safe Harbor Statement

Except for historical information contained herein, certain statements in this press release are forward looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995, including statements related to our belief that improvements made during the quarter will lead to improved results. These and other forward looking statements are not guarantees of future results and are subject to risks and uncertainties, including among others, the amounts the company may have to pay for workers at its factory in the PRC, difficulties related to working in the PRC, including regional government and processing partner relations, the market acceptance of its disk drive products, the introduction of new products by the Company’s competitors, any future economic downturn, and other matters that could cause actual results to differ materially from the projections made herein. Additional risks are detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Quarterly Report on Form 10-Q filed on August 25, 2005. Statements included in this press release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Three Months Ended September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Net Sales	$16,598	$16,787
Cost of Goods Sold	13,610	13,989

Gross Profit	2,988	2,798

Selling and Marketing	2,521	3,036
General and Administrative	1,638	1,671
Research and Development	31	39

Loss from operations	(1,202)	(1,948)
Other expense – net	(157)	(84)
Interest income	112	44

Loss before income taxes	(1,247)	(1,988)
Income tax benefit	91	491

NET LOSS	$(1,156)	$(1,497)

LOSS PER SHARE
– Basic	$(0.09)	$(0.12)
– Diluted	$(0.09)	$(0.12)

Weighted Average Number of Shares Outstanding
– Basic	12,420,000	12,396,000
– Diluted	12,420,000	12,396,000

Consolidated Statements of Operations

(in thousands of United States Dollars, except share and per share data)

	Six Months Ended September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Net Sales	$32,041	$34,581
Cost of Goods Sold	29,689	26,463

Gross Profit	2,352	8,118

Selling and Marketing	5,296	6,184
General and Administrative	3,397	3,374
Research and Development	75	85

Loss from operations	(6,416)	(1,525)
Other income (expense) – net	1,898	(164)
Interest income	217	77

Loss before income taxes	(4,301)	(1,612)
Income tax benefit	533	439

NET LOSS	$(3,768)	$(1,173)

LOSS PER SHARE
– Basic	$(0.30)	$(0.09)
– Diluted	$(0.30)	$(0.09)

Weighted Average Number of Shares Outstanding
– Basic	12,420,000	12,379,000
– Diluted	12,420,000	12,379,000

Consolidated Balance Sheets

(in thousands of United States Dollars)

	September 30, 2005	March 31, 2005
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$19,403	$22,301
Restricted Cash	1,282	—
Accounts receivable - net of allowance for doubtful accounts of $271 at September 30, 2005 and $257 at March 31, 2005	13,493	12,578
Inventories	10,920	13,739
Other receivables, deposits and prepayments	1,073	1,121
Income taxes receivable	—	3

Total current assets	46,171	49,742

Asset to be disposed of by sale	—	5,230
Property, plant and equipment – net	23,396	24,611
Land use right	732	742
Deposits for acquisition of property, plant and equipment	—	33
Other deposit	301	301

TOTAL ASSETS	$70,600	$80,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable
- Trade	$4,484	$8,288
- Property, plant and equipment	389	210
Accrued payroll and employee benefits	3,433	1,562
Accrued other expenses	1,831	5,786
Income taxes payable	130	127

Total current liabilities	10,267	15,973

Deferred Income Taxes	287	875

Total Liabilities	10,554	16,848

Stockholders’ Equity:
Share capital	124	124
Additional paid-in capital	27,135	27,135
Retained earnings	34,045	37,813
Accumulated other comprehensive loss	(1,258)	(1,261)

Total stockholders’ equity	60,046	63,811

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,600	$80,659

Consolidated Statements of Cash Flows

(in thousands of United States Dollars)

	Six Months Ended September 30,
	2005	2004
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(3,768)	$(1,173)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,208	3,384
Deferred income taxes	(588)	(98)
Loss on disposal/write-off of property, plant and equipment	331	82
Allowance for doubtful accounts	14	(9)
Gain on disposal of a subsidiary	(2,189)	—
Changes in operating assets and liabilities:
Accounts receivable	(929)	(135)
Inventories	2,819	127
Other receivables, deposits and prepayments	(225)	(210)
Income taxes receivable	3	5,059
Accounts payable-trade	(3,804)	1,223
Accrued payroll, employee benefits and other expenses	2,072	101
Income taxes payable	3	(5,616)

Net cash (used in) provided by operating activities	(3,053)	2,735

Investing activities:
Sales proceeds on disposal of a subsidiary	2,254	—
Acquisition of property, plant and equipment	(2,135)	(3,927)
Decrease in deposits for acquisition of property, plant and equipment	33	934

Net cash provided by (used in) investing activities	152	(2,993)

Financing activities:
Proceeds from issuance of common stock	—	347

Net cash provided by financing activities	—	347

Net increase/(decrease) in cash and cash equivalents	(2,901)	89
Cash and cash equivalents at beginning of period	22,301	20,303
Effects of exchange rate changes on cash and cash equivalents	3	41

Cash and cash equivalents at end of period	$19,403	$20,433

Supplemental cash flow information:
Cash paid during the period

Income taxes	49	216